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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 15, 2006
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	000-09600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, P.O. Box 175, Leicester, New York 14481
(Address of principal executive offices and Zip Code)
(585) 382-3223
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 -- Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The following Press Release is hereby filed under Section 5, Item 5.02 of this Form 8-K Current Report, to disclose that Thomas N. Hendrickson, Chairman, President, and CEO, has resumed his full duties as CEO and President and that Thomas J. Weldgen has stepped down from Acting CEO and resumes his role as Vice President Finance and Chief Financial Officer.

For Immediate Release
2364 Leicester Rd., PO Box 175 Leicester NY, 14481 USA 585-382-3223 www.cpac.com		COMPANY CONTACTS: Karen G. Ash, Mgr., Corp Comm Wendy F. Clay, VP, Admin 585-382-3223

CPAC, Inc. Reviews Results and Describes Growth Plans

at Annual Shareholders' Meeting; Hendrickson Resumes CEO Duties

LEICESTER, NY, August 17, 2006 - CPAC, Inc., (Nasdaq: CPAK), a manufacturer and marketer with holdings in the Cleaning & Personal Care and Imaging industries, recapped results and detailed strategies for growth at its annual shareholders' meeting on August 15th in Mt. Morris, NY.

The Company announced that a majority of shareholders approved the election of all nominee Directors and ratified the appointment of PricewaterhouseCoopers as CPAC's auditing firm.

It was also announced that, effective August 15th, President and CEO Thomas N. Hendrickson has returned to work and is back in the role of full-time CEO and President. Hendrickson remarked, "Tom Weldgen did an excellent job of stepping in and guiding CPAC's business activities during my absence. I would like to express my sincere appreciation for his willingness to do so and his ability to do it so well. Further, I would like to thank the superb CPAC, Inc. management team and employees that rallied to the needs of the company during my absence."

Thomas J. Weldgen, CFO and VP Finance, commenting on results of the first quarter ended June 30, 2006, said, "We had the best first quarter earnings per share reported in the last five years, coming on the heels of the strong fourth quarter that closed our most recent fiscal year in March. Sales for the quarter were $23.9 million compared to $22.4 million, an increase of $1.5 million or 6.7%. Net profit was over $1.0 million or $.22 cents per diluted share versus a loss of ($139,000) or ($.03) cents per diluted share. Consolidated earnings were up significantly, resulting from a combination of sales volume increases, successful price increases in certain products or product lines, and operational expense reductions. In both segments of our business, we use raw materials and packaging items that are impacted by higher oil prices. By year-end in March 2006, we had successfully offset these cost issues through price increases, which contributed to our strong $.22 cent per share fourth quarter result as of March 31, 2006.

In conclusion, Mr. Weldgen said, "We continue to watch our cash closely. We began the fiscal year with $6.2 million in cash. In the first quarter, we expended $238,000 on new property and equipment, paid approximately $346,000 in dividends, and ended the quarter with $7.4 million in cash. Our working capital position remains strong at $31.3 million at June 30 versus $30.0 million at our most recent March 31 year end. We remain committed to profitable growth and are very proud of the efforts of our dedicated employees and our global manufacturing capabilities."

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Brady Gros, Chief Operating Officer and Chief Financial Officer of The Fuller Brush Company , remarked that QVC continues to provide a significant growth opportunity. "Our goal is to increase our air time by introducing new products and expanding into other categories such as Kitchen Products. In March, Fuller exhibited its retail product offering at the International Housewares Show in Chicago, presenting new modular merchandising displays with updated graphics and new products. The success of the modular system leads to product line extensions at the retail level.

"Cleaning Technologies Group, the commercial cleaning division, has transformed from a direct sales force to a combination of CTG sales personnel with manufacturers' representatives, expanding market coverage six-fold in the U.S. In FY '06, CTG sales increased by 6% over prior year, and that growth rate has continued into the first quarter of the current year."

Mr. Gros went on to say, "The segment is enjoying increased private label business via two large customers. Private label and contract manufacturing together comprise one of the fastest growing areas of our business, and we are exploring a number of opportunities."

Stanley Home Products' COO Wendy Clay described efforts to modernize and contemporize the Stanley direct selling business. "There are three basic elements to success in direct selling: Products, the Compensation Plan, and Promotions. At Stanley, each of these elements is in a state of positive change. To support the primary business driver, we introduced 33 new products at our national sales convention in late July. Our challenge is to deliver products that appeal to both older and younger generations, in both Anglo and Hispanic markets.

"Our new Compensation Plan rewards increased recruiting and selling. We expanded this to the second of the four Stanley geographical areas of the U.S.

Ms. Clay concluded, "Regarding Promotions, we plan to introduce an on-line incentive and reward program to offer greater variety and choice to motivate our representatives to work harder to achieve their goals. And we've launched a new insurance program for independent direct sellers to enable them to purchase health, life, dental, and other types of insurance at greatly reduced group rates, which in turn supports our recruiting efforts."

Steven E. Baune, President of CPAC Imaging, reminded the audience that Imaging sales increased 3% over last year, and the segment generated a profit in FY '06 for the first time in three years. "Gross margins also improved, and SG&A expenses declined from 36% last year to 31% this year. While the overall global market for traditional silver halide chemistry and equipment continues to decline, we are very well positioned to increase our market share as others exit the business."

"Domestically, we gained a significant piece of color photographic paper and chemical distribution business from a major manufacturer in the first quarter, and expect to add more than $1.0 million annually in graphic arts chemical production beginning in the second quarter. Internationally, sales increased by 9% over prior year, with all regions returning an increase in sales and profitability. In fact, profits were up by 67%. CPAC Asia had its 6th consecutive year of record sales growth. International sales now comprise 46% of Imaging segment sales.

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Mr. Baune continued, "Our core competency is excellence in packaging chemical formulations. We see significant opportunities to grow our market share as major players disinvest in traditional products, and we will capitalize on the industry's shift to digital by using our global assets to fulfill outsourcing needs and to begin blending and packaging non-Imaging chemicals, as well."

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at seven operations worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect CPAC's business and prospects, including economic, competitive, governmental, technological and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2006		CPAC, Inc. (Registrant)
	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer

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